UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 12, 2024
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NETFLIX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Albright Way, Los Gatos, California		95032
(Address of principal executive offices)		(Zip Code)

(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NFLX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
On April 18, 2024, Netflix, Inc. (the “Company”) announced its financial results for the quarter ended March 31, 2024. The Letter to Shareholders, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, includes reference to the non-GAAP financial information. A reconciliation to the GAAP equivalent of non-GAAP measures is contained in tabular form in Exhibit 99.1. We are not able to reconcile forward-looking non-GAAP financial measures because we are unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including property and equipment and change in other assets, and the impact of changes in currency exchange rates. The variability of these items could have a significant impact on our future GAAP financial results.
The information contained in this Item 2.02 and the accompanying Exhibit 99.1 are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.
On April 12, 2024, Netflix, Inc. (the “Company”) entered into a Senior Unsecured Revolving Credit Agreement (the “Revolving Credit Agreement”) among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent. The Revolving Credit Agreement provides for a $3,000,000,000 unsecured revolving credit facility. The Company did not borrow any amount under the Revolving Credit Agreement at closing. The Company may use the proceeds of future borrowings under the Revolving Credit Agreement for working capital and general corporate purposes.
Revolving loans may be borrowed, repaid and reborrowed until April 12, 2029, at which time all amounts borrowed must be repaid. Revolving loans may be prepaid without premium or penalty.
Revolving loans will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to a base rate (the “Alternate Base Rate”) plus an applicable margin or (ii) a per annum rate equal to an adjusted term SOFR rate (the “Adjusted Term SOFR Rate”) plus an applicable margin. The applicable margin for Alternate Base Rate loans will range from 0% to 0.25%, and the applicable margin for Adjusted Term SOFR Rate loans will range from 0.75% to 1.25%, each based on the Company’s credit ratings.
The Revolving Credit Agreement contains customary affirmative covenants and negative covenants (and customary baskets and exceptions with respect thereto) for a credit facility of this size and type, including covenants that require delivery of financial statements and notices of events of default; and covenants that limit or restrict the ability of the Company and its subsidiaries to incur debt for borrowed money that is secured by liens, and limitations on the Company’s ability to merge or consolidate. The Revolving Credit Agreement also requires the Company to maintain a minimum ratio of consolidated EBITDA to consolidated interest expense of 3.0 to 1.0 as of the last day of each fiscal quarter.
The Revolving Credit Agreement includes customary events of default (subject to customary grace periods), including payment defaults, inaccuracy of representations or warranties in any material respect, violation of covenants, cross acceleration to other material indebtedness, bankruptcy and insolvency events involving the Company or its significant subsidiaries, material judgments, certain ERISA events and a change of control that is accompanied with or followed by a downgrade of the debt rating of the Company that is below an investment-grade debt rating. The occurrence of an event of default could result in the termination of the lenders’ commitments and the acceleration of the obligations under the Revolving Credit Agreement, if any.
In connection with its entry into the Revolving Credit Agreement, the Company terminated the Revolving Credit Agreement dated as of July 27, 2017, as amended, by and among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders party thereto.

Item 9.01 Financial Statements and Exhibits.
(d)   Exhibits

Exhibit Number	Description of Exhibit
99.1	Letter to Shareholders dated April 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date:	April 18, 2024
/s/ Spencer Neumann
Spencer Neumann
Chief Financial Officer